                                     EXHIBIT 23.2


                             INDEPENDENT AUDITORS CONSENT


We consent to incorporation by reference in this Registration Statement on Form S-8 of Recycling Industries, Inc. our report dated September 30, 1997, relating to the consolidated balance sheets of Recycling Industries, Inc. and subsidiaries as of September 30, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended September 30, 1997, which report appears in the September 30, 1997 annual report on Form 10-K/A of Recycling Industries, Inc.





                                              BDO SEIDMAN, LLP



Denver, Colorado
April 16, 1998